EXHIBIT 11



                      PEOPLES BANCORP INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE

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(dollars in thousands, except per share data)                               For the Three
                                                                            Months Ended
                                                                     ----------------------------
                                                                              March 31,
                                                                        2006            2005
                                                                     ------------    ------------
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BASIC EARNINGS PER SHARE
EARNINGS:
Net income                                                                $5,931          $4,692

AVERAGE SHARES OUTSTANDING:
Weighted-average common shares outstanding                            10,530,444      10,419,189
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BASIC EARNINGS PER SHARE                                                   $0.56           $0.45
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DILUTED EARNINGS PER SHARE
EARNINGS:
Net income                                                                $5,931          $4,692

AVERAGE SHARES OUTSTANDING:
Weighted-average common shares outstanding                            10,530,444      10,419,189
Net effect of the assumed exercise of stock options based
     on the treasury stock method                                        124,789         138,814
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          Total weighted-average diluted common shares                10,655,233      10,558,003
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DILUTED EARNINGS PER SHARE                                                 $0.56           $0.44
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